EXHIBIT 3.4

                             BYLAWS

                               OF

                   CASINOVATIONS INCORPORATED
                    A WASHINGTON CORPORATION







     Adopted by the Board of Directors as of May ___, 1998.

                        TABLE OF CONTENTS

                                                     PAGE NUMBER

ARTICLE I SHAREHOLDERS.........................................4
  SECTION 1.  ANNUAL MEETING...................................4
  SECTION 2.  SPECIAL MEETING..................................4
  SECTION 3.  PLACE OF MEETINGS................................4
  SECTION 4.  NOTICE...........................................4
  SECTION 5.  WAIVER OF NOTICE.................................4
  SECTION 6.  QUORUM...........................................5
  SECTION 7.  PROXY AND VOTING.................................5
  SECTION 8.  ACTION WITHOUT A MEETING.........................5
  SECTION 9.  CONFERENCE TELEPHONE.............................5
  SECTION 10. ADJOURNMENT......................................5

ARTICLE II BOARD OF DIRECTORS..................................6
  SECTION 1.  NUMBER, TENURE AND QUALIFICATIONS................6
  SECTION 2.  ELECTION - TERM OF OFFICE........................6
  SECTION 3.  POWERS OF DIRECTORS..............................6
  SECTION 4.  REGULAR MEETINGS.................................6
  SECTION 5.  SPECIAL MEETINGS.................................6
  SECTION 6.  NOTICE...........................................6
  SECTION 7.  WAIVER OF NOTICE.................................7
  SECTION 8.  CONFERENCE TELEPHONE.............................7
  SECTION 9.  QUORUM OF DIRECTORS..............................7
  SECTION 10. ADJOURNMENT......................................7
  SECTION 11. ACTION WITHOUT A MEETING.........................7
  SECTION 12. RESIGNATION AND REMOVAL..........................8
  SECTION 13. VACANCIES........................................8
  SECTION 14. COMPENSATION.....................................8
  SECTION 15. PRESUMPTION OF ASSENT............................8
  SECTION 16. COMMITTEES.......................................8

ARTICLE III OFFICERS...........................................9
  SECTION 1.  POSITIONS........................................9
  SECTION 2.  ADDITIONAL OFFICERS AND AGENTS...................9
  SECTION 3.  APPOINT AND TERM OF OFFICE.......................9
  SECTION 4.  POWERS AND DUTIES................................9
  SECTION 5.  SALARIES........................................10
  SECTION 6.  RESIGNATION OR REMOVAL..........................10
  SECTION 7.  VACANCIES.......................................10

ARTICLE IV CERTIFICATES OF SHARES AND THEIR TRANSFER..........11
  SECTION 1.  ISSUANCE; CERTIFICATES OF SHARES................11
  SECTION 2.  TRANSFER OF STOCK...............................11
  SECTION 3.  LOSS OF CERTIFICATES............................11
  SECTION 4.  TRANSFER BOOKS..................................11
  SECTION 5.  VOTING RECORD...................................12

ARTICLE V BOOKS AND RECORDS; FINANCIAL STATEMENTS.............12
  SECTION 1.  BOOKS AND RECORDS...............................12
  SECTION 2.  FINANCIAL STATEMENTS............................13

ARTICLE VI INDEMNIFICATION OF OFFICERS DIRECTORS,
            EMPLOYEES AND AGENTS..............................13
  SECTION 1.  DEFINITIONS.....................................13
  SECTION 2.  RIGHT TO INDEMNIFICATION........................14
  SECTION 3.  CONTRIBUTION....................................14
  SECTION 4.  NOTIFICATION AND DEFENSE OF CLAIM...............14
  SECTION 5.  CERTAIN PROCEDURES RELATING TO
               INDEMNIFICATION................................15
  SECTION 6.  RIGHT OF INDEMNITEE TO BRING SUIT...............16
  SECTION 7.  INDEMNIFICATION OF EMPLOYEES AND
               AGENTS OF THE CORPORATION......................16
  SECTION 8.  CONTRACT RIGHT..................................16
  SECTION 9.  SEVERABILITY....................................16

ARTICLE VII AMENDMENTS........................................17
  SECTION 1.  BY THE SHAREHOLDERS.............................17
  SECTION 2.  BY THE BOARD OF DIRECTORS.......................17

                            ARTICLE I
                          SHAREHOLDERS

SECTION 1.     ANNUAL MEETING.

               The annual meeting of the shareholders of this corporation for the election of directors and for the transaction of such other business as properly may be submitted to such annual meeting, shall be held each year on a date and at a time designated by the Board of Directors. The date so designated shall be within five months after the end of the fiscal year and within fifteen months after the last annual meeting, at which the stockholders elected directors. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

SECTION 2.     SPECIAL MEETING.

               Except as otherwise provided by law, special meetings of shareholders of this Corporation shall be held whenever called by any officer or by the Board of Directors or one or more shareholders who hold at least ten percent (10%) of all shares entitled to vote at the meeting.

SECTION 3.     PLACE OF MEETINGS.

               Meetings of shareholders shall be held at Spokane, Washington, or at such place within or without the State of Washington as determined by the Board of Directors, pursuant to the proper notice.

SECTION 4.     NOTICE.

               Written  notice  of  each   shareholders'  meeting
stating the time and place and, in case of a special meeting, the purpose(s) which such meeting is called, shall be given by the Corporation, not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote (unless required by law to send notice to all shareholders regardless of whether or not such shareholders are entitled to vote), to the shareholder's address as it appears on the current record of shareholders of this Corporation. If mailed with first-class postage, such notice shall be deemed to be effective when mailed to the shareholders at such address as provided above. If notice is sent to a shareholder's address, telephone number or other number appearing on the records of the corporation, the notice is effective when dispatched.

SECTION 5.     WAIVER OF NOTICE.

               A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of the Corporation, or any of the corporate laws of the State of Washington before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in its corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

SECTION 6.     QUORUM.

               At any meeting of the shareholders, a majority in interest of all the shares entitled to vote represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter. When a quorum is present at any meeting, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a different vote is required. Once a quorum is present, shareholders may continue to transact business at the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7.     PROXY AND VOTING.

               Shareholders of record may vote at any meeting either in person or by proxy executed in writing. A proxy is effective when received by the person authorized to tabulate votes for the Corporation. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the proxy. Subject to the provisions of the laws of the State of Washington, and unless otherwise provided in the Articles of Incorporation, each holder of shares of stock in this Corporation shall be entitled at each shareholder's meeting to one vote on each matter submitted to a vote for every share of stock standing in such shareholder's name on the books of this Corporation.

SECTION 8.     ACTION WITHOUT A MEETING.

               Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. Action taken by consent is effective when all consents are in possession of the Corporation, unless the consent specifies a later date. If the corporate laws of the State of Washington require that notice of a proposed action be given to nonvoting shareholders, and the action is to be taken by unanimous consent of the voting shareholders, the Corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to the nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to such shareholders for action.

SECTION 9.     CONFERENCE TELEPHONE.

               Meetings of the shareholders may be effectuated by
means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, participation by such means shall constitute presence in person at such meeting.

SECTION 10.    ADJOURNMENT.

               A  majority  of  the  shares  represented  at  the
meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time or place is announced at the meeting before adjournment however, if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Washington, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.


                           ARTICLE II
                       BOARD OF DIRECTORS

SECTION 1.     NUMBER, TENURE AND QUALIFICATIONS.

               The   business   affairs   and  property  of  this
Corporation shall be managed by a Board of not less than one (1) director nor more than nine (9) directors. The number of directors may at any time be increased or decreased by the shareholders or by the Board of Directors at any regular or special meeting. Directors need not be shareholders of this Corporation or residents of the State of Washington.

SECTION 2.     ELECTION - TERM OF OFFICE.

               The directors shall be elected by the shareholders at each annual shareholders' meeting to hold office until the next annual meeting of the shareholders or until their respective successors are elected and qualified.

SECTION 3.     POWERS OF DIRECTORS.

               The Board of Directors shall have the entire management of the business of this Corporation. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such corporate powers of this Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed to be exercised or done by the shareholders.

SECTION 4.     REGULAR MEETINGS.

               Regular meetings of the Board of Directors shall be held at such places, and at such times as the Board by vote may determine, and, if so determined, no notice thereof need be given.

SECTION 5.     SPECIAL MEETINGS.

               Special meetings of the Board of Directors may be held at any time or place whenever called by any officer or two or more directors, notice thereof being given to each Director by the officer calling or by the officer directed to call the meeting.

SECTION 6.     NOTICE.

               Notice  of  special  meetings   of  the  Board  of
Directors, stating the date, time, and place thereof, shall be given at least two (2) days prior to the date of the meeting. Such notice may be oral or written. Oral notice may be communicated in person or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated.

               Written notice may be transmitted by mail, private
carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice. Written notice is effective at the earliest of the following: (a) when dispatched, if notice is sent to the director's address, telephone number or their number appearing upon the records of the Corporation; (b) when received;
(c) five (5) days after its deposit in the U.S. mail if mailed with first-class postage; (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

SECTION 7.     WAIVER OF NOTICE.

               A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be equivalent of the giving notice. The waiver must be in writing, signed by the director and entitled to the notice and delivered to the Corporation for inclusion in its corporate records. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

SECTION 8.     CONFERENCE TELEPHONE.

               Meetings of the Board of Directors or any committee designated by the Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meetings.

SECTION 9.     QUORUM OF DIRECTORS.

               A  majority  of  the   members  of  the  Board  of
Directors shall constitute a quorum for the transaction of business. when a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or the Articles of Incorporation or by these Bylaws.

SECTION 10.    ADJOURNMENT.

               Any meeting of the Board of Directors may be adjourned and continued at a later time, including a meeting at which a quorum is not present. Notwithstanding Section 6 of this Article, notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting of which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

SECTION 11.    ACTION WITHOUT A MEETING.

               Any  action required  or permitted to be taken  by
the  Board  of  Directors at a meeting may  be  taken  Without  a meeting  if  a  consent in writing, setting forth the  action  so taken, shall be signed by all of the directors. Action by consent is effective when the last director signed the consent, unless the consent specifies a later date.

SECTION 12.    RESIGNATION AND REMOVAL.

               Any director of this Corporation may resign at any time by giving written notice to the Board of Directors, or to its Chairperson, or the President or Secretary of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date.

               The shareholders, at a special meeting called expressly for that purpose, may remove from office with or without cause one or more directors and elect their successors. A director may be removed only if the number of votes cast for removal exceeds the number of votes cast against removal.

SECTION 13.    VACANCIES.

               Unless otherwise provided by law, if the office of any director becomes vacant by any reason other than removal, the directors may, by the affirmative vote of the majority of the remaining directors, though less than a quorum, choose a successor or successors who shall hold office for the unexpired term of the predecessor director. Vacancies in the Board of Directors may also be filled for the unexpired term by the shareholders at a meeting called for that purpose, unless such vacancies shall have been filled by the directors. Vacancies resulting from an increase in the number of directors may be filled in the same manner.

SECTION 14.    COMPENSATION.

               By resolution of the Board of Directors, each director may be paid expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.

SECTION 15.    PRESUMPTION OF ASSENT.

               A director of this Corporation who is present at a meeting of the Board of Directors at which, action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to the holding of the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director shall file written dissent or abstention with the presiding officer of the meeting before such adjournment or to the Corporation within a reasonable time after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 16.    COMMITTEES.

               The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except no such committee shall have the authority to (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (b) approve or propose to shareholders action which the corporate law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend Articles of Incorporation; (e) adopt, amend, or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

                           ARTICLE III
                            OFFICERS

SECTION 1.     POSITIONS.

               The officers of this Corporation may be a President, one or more Vice-Presidents, and a Treasurer, as appointed- by the Board. The Board of Directors shall appoint a Secretary. The Board of Directors in its discretion may appoint a Chairman from amongst its members to serve as Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board may determine. No officer need be a shareholder of this Corporation.

SECTION 2.     ADDITIONAL OFFICERS AND AGENTS.

               The Board of Directors, at its discretion, may appoint a general manager, one or more assistant treasurers, and one or more assistant secretaries and such other officers or agents as it may deem advisable, and prescribe duties thereof.

SECTION 3.     APPOINT AND TERM OF OFFICE.

               The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the
Board of Directors held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon possible thereafter. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer's death or until said officer shall have resigned or shall have been removed in the manner hereafter provided. The appointment of an officer does not itself create contract rights.

SECTION 4.     POWERS AND DUTIES.

               If the Board appoints persons to fill the officer positions, such officer shall have the following powers and duties:

               a.   PRESIDENT.
               The President shall be the chief executive officer
of this Corporation, shall have general supervision of the business of this Corporation, and, when present, shall preside at all meetings of the shareholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors. The President, or any Vice President or such other person(s) as are specifically authorized by vote of the Board of Directors, shall sign all bonds, deeds, mortgages, and any other agreements, and such signatures) shall be sufficient to bind this Corporation. The President shall perform such other duties as the Board of Directors shall designate.

               b.   VICE-PRESIDENT.
               During the absence or disability of the President, the Vice-President (or in the event that there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors) shall exercise all functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned from 'time to time to such Vice-President by the President or by the Board of Directors.

               c.   SECRETARY.
               The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, and shall perform all the duties commonly incident to this office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. In the Secretary's absence, an Assistant Secretary shall perform the Secretary's duties.

               d.   TREASURER.
               The Treasurer, an agent, or such other person as authorized by the Board of Directors shall have the care and custody of the money, funds, valuable papers, and documents of this Corporation, and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to this office.

SECTION 5.     SALARIES.

               The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. No officers shall be prevented from receiving such salary by reason of the fact that said officer is also a director of this Corporation.

SECTION 6.     RESIGNATION OR REMOVAL.

               Any officer of this Corporation may resign at any time by giving written notice to the Board of Directors, or to any officer of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date.

               The Board of Directors, by vote of not less than a majority of the entire Board, may remove from office any officer or agent appointed by it. The removal shall be without prejudice to the contract rights if any, of the person so removed. The appointment of an officer or agent shall not of itself create contract rights.

SECTION 7.     VACANCIES.

               If the office of any officer or agent becomes vacant by any reason, the directors may, by the affirmative vote of a majority of the directors, choose a successor or successors who shall hold office for the unexpired term.

                           ARTICLE IV
            CERTIFICATES OF SHARES AND THEIR TRANSFER

SECTION 1.     ISSUANCE; CERTIFICATES OF SHARES.

               No shares of this Corporation shall be issued unless authorized by the Board or a committee of the Board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

               a)    The  name  of the Corporation and  that  the
Corporation  is  organized  under  the  laws  of  the  State   of
Washington;

               b)   The name of the person to whom issued; and

               c) The number and class of shares and designation of the series, if any, which such certificate represents. The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

SECTION 2.     TRANSFER OF STOCK.

               Shares of stock may be transferred by delivery of the certificate accompanies by either an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of this Corporation, signed by the person appearing on the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed.

SECTION 3.     LOSS OF CERTIFICATES.

               In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

SECTION 4.     TRANSFER BOOKS.

               For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or that date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date or such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

SECTION 5.     VOTING RECORD.

               The officer or agent having charge of the stock transfer books for shares of this Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

                            ARTICLE V
             BOOKS AND RECORDS; FINANCIAL STATEMENTS

SECTION 1.     BOOKS AND RECORDS.

               The Corporation:

               a) Shall I keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders and Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation;

               b)    Shall    maintain   appropriate   accounting
records;

               c) Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

               d) Shall keep a copy of the following records at its principal office:

                     (1)  The Articles  or Restated  Articles  of
                     Incorporation and all amendments to them currently in effect;

                     (2)  The  Bylaws  or Restated Bylaws and all
                     amendments to them  currently in effect;

                     (3)  The   minutes  of   all   shareholder's
                     meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

                     (4)  Its financial statements for  the  past
                     three  (3)  years, including balance  sheets
                     showing  in reasonable  detail the financial
                     condition of the Corporation as of the close
                     of each fiscal year, and an income statement
                     showing the results of its operations during
                     each  fiscal  year  prepared on the basis of
                     generally accepted accounting principles or,
                     if  not,  prepared  on  a   basis  explained
                     therein;

                     (5)  All     written     communications   to
                     shareholders generally within the past three
                     (3) years;

                     (6)  A  list  of  the  names   and  business
                     addresses  of  its  current   directors  and
                     officers; and

                     (7)   Its   most    recent    annual  report
                     delivered to the Secretary of State of Washington.

SECTION 2.     FINANCIAL STATEMENTS.

               Not later than four (4) months after the close of its fiscal year, and in any event prior to the annual meeting of shareholders, the Corporation shall prepare a balance sheet and income statement as of the close of the fiscal year. Upon written request, the Corporation shall mail to any shareholder a copy of the most recent balance sheet and income statement. If the annual financial statements are reported upon by a public accountant, the accountant's report must accompany them. If not, the statements must be accompanied by the statement required in under the laws of the State of Washington, which is signed by the President or a person responsible for the Corporation's accounting records.


                           ARTICLE VI
                   INDEMNIFICATION OF OFFICERS
                 DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1.     DEFINITIONS.

               As used in this Article:

               a.   "ACT"    means   the   Washington    Business
Corporation Act, as now or hereafter amended.

               b.   "ANOTHER   ENTERPRISE" means   a  corporation
(other than the Corporation), partnership, joint venture, trust, association, committee, employee benefit plan, or other group or entity.

               c.   "CORPORATION"       means       Casinovations
Incorporated, and any domestic or foreign predecessor entity which, in merger or other transactions, ceased to exist.

               d. "DIRECTOR" means each person who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of Another Enterprise.

               e.   "EXPENSES" includes counsel fees.

               f. "INDEMNITEE" means each person who was, is or is threatened to be made a party to or is involved (including without limitation as a witness) in any Proceeding because the person is or was a director, officer, employee, or agent of the Corporation and who possesses indemnification rights pursuant to the Articles, these Bylaws or other corporate action. The term shall also include, for officers, employees, or agents, service at the Corporation's request as a director, officer, partner, trustee, employee, or agent of Another Enterprise.

               g.   "LOSS"   means   the   obligation  to  pay  a
judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable
Expenses incurred with respect to a Proceeding.

               h. "PARTY" includes an individual who was, is, or is threatened to be, named a defendant or respondent in a Proceeding.

SECTION 2.     RIGHT TO INDEMNIFICATION.

               The Corporation shall indemnify and hold each director and officer harmless against any and all Loss except for Losses arising out of: (a) the Indemnity's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) the Indemnity's approval of certain distributions or loans by such Indemnity which are finally adjudged to be in violation of RCW 23B.08.310, or (c) any transaction in which it is finally adjudged that the Indemnitee personally received a benefit in money, property, or services to which the Indemnitee was not legally entitled. Except as provided in Sections 5. and 6. of this Article, the Corporation shall not indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless such Proceeding (or part thereof) was authorized by the Board of Directors of the Corpora-Corporation. If, after the effective date of this Article, the Act is amended to authorize further indemnification of directors or officers, then directors and officers of this Corporation shall be indemnified to the fullest extent permitted by the Act, as so amended.

SECTION 3.     CONTRIBUTION.

               If  the indemnification  provided in Section 2  of
this Article is not available to be paid to Indemnitee for any reason other than those set forth in subparagraphs (a), (b) and
(c) of Section 2 of this Article (for example, because indemnification is held to be against public policy even though otherwise permitted under Section 2 (then in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of loss paid or payable by Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (b) the relative fault of the Corporation on the one hand and the Indemnitee on the other hand in connection with the events which resulted in such loss, as well as any other relevant equitable consideration. The relative fault of the Corporation on the one hand and the Indemnitee on the other shall be determined by a court of appropriate jurisdiction (which may be the same court in which the Proceeding took place) with reference to, among other things, the parties, relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss. Corporation agrees that it would not be just and equitable if contribution pursuant to this
Section 3 was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

SECTION 4.     NOTIFICATION AND DEFENSE OF CLAIM.

               Promptly after receipt by Indemnitee of notice of commencement of any Proceeding, Indemnitee must, if a claim in respect thereof is to be made against the Corporation under this Article, notify the Corporation of the commencement thereof; with respect to any such Proceeding as to which Indemnitee has notified Corporation of the commencement thereof:

               a)   The  Corporation   will   be   entitled    to
participate therein at its own expense.

               b) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Article for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (1) the employment of counsel by Indemnitee has been authorized by the Corporation, (2) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such Proceeding, or (3) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in any of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided in (2) of this subparagraph; and

               c) The Corporation shall not be liable to indemnify Indemnitee under this Article for any amounts paid in settlement of any Proceeding affected without its written consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on indemnitee without Indemnity's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to a proposed settlement.


SECTION 5.     CERTAIN PROCEDURES RELATING TO INDEMNIFICATION.

               a) For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall (1) submit to the Board a sworn statement of request of indemnification " Indemnification Statement") of averring that he is entitled to indemnification hereunder; and (2) present to the Corporation reasonable evidence of all amounts for which indemnification is requested. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days after submission of the Indemnification Statement, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless (i) within such sixty (60) calendar day period it shall be resolved by a majority vote of the directors who were not and are not parties to the threatened Proceeding (Disinterested Director) that the Indemnitee is not entitled to the indemnification under this Article; provided, however, in no event shall the number of directors be less than two (2); (ii) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption, (iii) the Indemnitee shall receive such period notice in writing of such vote, which notice shall disclose with particularity the evidence upon which the vote is based.

               If there are not at least two (2) Disinterested Directors, then the Board of Directors shall send notice to all shareholders indicating that the Indemnitee will be entitled to receive payment unless shareholders owning at least fifty percent (50%) of the outstanding stock object to the payment and such objection  complies with Sections 5(a) (ii)  and  (iii)  of  this
Article. The notice shall also contain a copy of the Indemnification Statement. If the necessary number of shareholders do not object, then the payment shall be made.

               The provisions of this section are intended to be procedural only and shall not affect the right of the Indemnitee to indemnification under this Article so long as the Indemnitee follows the prescribed procedure, in any determination that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review by any court of competent jurisdiction.

               b)   The  right to  indemnification  conferred  in
this Article shall include the right to be paid by the Corporation all expenses (including attorney's fees) incurred in defending any Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a Proceeding shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced in the event and only to the extent it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation, under the Act, Articles of Incorporation, or this Article, or otherwise, for such expenses.


SECTION 6.     RIGHT OF INDEMNITEE TO BRING SUIT.

               If a claim under this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be also paid the expense of prosecuting such claim. Neither, -the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such Proceeding that indemnification of or reimbursement or advancement of expenses to the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the Proceeding or create a presumption that the Indemnitee is not so entitled.

SECTION 7.     INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE
               CORPORATION.

               The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of an action to employees and agents of the Corporation, with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Act or otherwise.

SECTION 8.     CONTRACT RIGHT.

               Rights of indemnification under this Article shall continue as to an Indemnitee who has ceased to be a director or officer, as long as Indemnitee shall be subject to any possible action, by reason of the fact that Indemnitee was a director or officer of the Corporation or serving in any other capacity referred to herein, and shall inure to the benefit of his or her heirs, executors, and administrators. The right to indemnification conferred in this Article shall be a contract right upon which each director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

SECTION 9.     SEVERABILITY.

               If any provision of this Article or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article, or the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

                           ARTICLE VII
                           AMENDMENTS

SECTION 1.     BY THE SHAREHOLDERS.

               These Bylaws may be amended or repealed by the affirmative vote of a majority of the shares present at any meeting of the shareholders if notice of the proposed amendment is contained in the notice of the meeting.

SECTION 2.     BY THE BOARD OF DIRECTORS.

               These Bylaws may be amended or repealed by the affirmative vote of a majority of the whole Board of Directors at any meeting of the Board, if notice of the proposed amendment is contained in the notice of the meeting. However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.

               The undersigned Secretary of Casinovations Incorporated does hereby certify that the above and foregoing Bylaws of said Corporation were adopted by the directors as the Bylaws of Casinovations Incorporated and that the same do now constitute the Bylaws of this Corporation.

                    CERTIFICATE OF SECRETARY

           I hereby certify that I am the Secretary of Casinovations Incorporated, a Washington corporation, and that the foregoing Bylaws, consisting of ______ pages, constitute the code of Bylaws of Casinovations Incorporated, as duly adopted by the unanimous written consent of the Board of Directors as of Casinovations Incorporated, a Washington corporation.

           IN WITNESS WHEREOF, I have hereunto subscribed my name this _____ day of May, 1998.


                                 ________________________________
                                 JAY L. KING, SECRETARY


ATTEST:


_____________________________
By: STEVEN J. BLAD, PRESIDENT